Exhibit 99.1

Red Hat Reaches Settlement in Restatement Class Action Litigation

Raleigh, NC - December 15, 2009 - Red Hat, Inc. (NYSE: RHT) today announced that it has reached an agreement in principle to settle the class action lawsuit, pending in the United States District Court for the Eastern District of North Carolina, brought on behalf of a class of shareholders in connection with the restatement of financial results announced in July 2004. Red Hat has recorded, in its quarter ended November 30, 2009, a reserve in the amount of $8.8 million for its portion of the settlement. Red Hat plans to exclude this one-time charge from the non-GAAP results Red Hat reports for its quarter ended November 30, 2009, when these results are announced on December 22, 2009, and will provide a reconciliation to GAAP results at that time.

The class action settlement is subject to the completion of a final, written settlement agreement and court approval.

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About Red Hat, Inc.

Red Hat, the world’s leading open source solutions provider and a component of the S&P 500, is headquartered in Raleigh, NC with over 65 offices spanning the globe. CIOs ranked Red Hat as one of the top vendors delivering value in Enterprise Software for six consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with virtualization, applications, management and Services Oriented Architecture (SOA) solutions, including Red Hat Enterprise Virtualization and JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainty and adverse results in litigation and related settlements; risks related to delays or reductions in information technology spending, the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

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